Exhibit 5.1

                       [Letterhead of Johnson & Johnson]



                                                                 June 22, 2001

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Dear Ladies and Gentlemen:

          I am Assistant General Counsel and Secretary of Johnson & Johnson, a New Jersey corporation (the "Company"), and I am familiar with the Post-Effective Amendment No. 1 on Form S-8 to Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-59380) (as so amended, the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 17,859,435 shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock"), which will be issuable upon the exercise of stock options granted under the ALZA Corporation Amended and Restated Stock Plan, the ALZA Corporation Amended and Restated Employee Stock Purchase Plan, the ALZA Corporation Supplemental Employee Stock Purchase Plan, the ALZA Corporation Nonstatutory Stock Option Plan, the SEQUUS Pharmaceuticals, Inc. 1987 Employee Stock Option Plan, the SEQUUS Pharmaceuticals, Inc. 1987 Consultant Stock Option Plan, the SEQUUS Pharmaceuticals, Inc. 1990 Director Stock Plan and the SEQUUS Pharmaceuticals, Inc. Equity Incentive Plan (collectively, the "Plans"), which have been assumed by the Company in connection with the merger of Express Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), with and into ALZA Corporation, a Delaware corporation ("ALZA"), pursuant to the terms of the Agreement and Plan of Merger dated as of March 26, 2001, among the Company, Merger Sub and ALZA.

          I have reviewed the Company's Restated Certificate of Incorporation and By-laws and such other corporate records of the Company and documents and certificates of public officials and others as I have deemed necessary as bases for the opinion hereinafter expressed.

          Based on the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that the shares of Common Stock covered by the Registration Statement when issued upon the exercise of stock options under the Plans will be duly authorized, validly issued, fully paid and nonassessable.

          I hereby consent to the use of my name under the caption "Interests of Named Experts and Counsel" in the Registration Statement and to the use of this opinion as an Exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Michael H. Ullmann
                                        ---------------------------------
                                        Name:  Michael H. Ullmann
                                        Title: Assistant General Counsel
                                               and Secretary